UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 26, 2019 (April 22, 2019)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street              Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:      (262) 638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01     Entry into a Material Definitive Agreement.

On April 22, 2019, Twin Disc, Incorporated (the “Company”) entered into an interest rate swap agreement with Bank of Montreal (the “Swap”) pursuant to an International Swaps and Derivatives Association, Inc. 2002 Master Agreement and Schedule thereto. The Company entered into the Swap to fix the interest rate associated with its $20,000,000 term loan with BMO Harris Bank, N.A. at approximately 2.49% plus an applicable margin of between 1.375% and 2.375% from April 30, 2019 through March 4, 2026. The Swap has an effective date of April 30 2019.

Beginning May 31, 2019, the Company will be required to make monthly fixed rate payments to Bank of Montreal of 2.49% calculated on a notional amount of $20,000,000, and Bank of Montreal will be obligated to make monthly floating rate payments based on LIBOR to the Company referencing the same notional amount. The material terms of the Swap are qualified in their entirety by the ISDA Master Agreement and Schedule thereto and the Swap confirmation, attached hereto as Exhibits 10.1 and 10.2 respectively, which are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	ISDA Master Agreement and Schedule, dated April 11, 2019, between Twin Disc, Incorporated and Bank of Montreal

10.2	Confirmation of swap transaction, dated April 22, 2019 from Bank of Montreal to Twin Disc, Incorporated

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 26, 2019	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary